UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant To Section 13 Or 15(D) of The Securities Exchange Act of 1934

       Date of report (date of earliest event reported): November 24, 2004



                         WPCS INTERNATIONAL INCORPORATED
             (Exact name of registrant as specified in its charter)


      Delaware                           0-26277               98-0204758
(State or Other Jurisdiction           (Commission            (IRS Employer
   of Incorporation)                    File Number)        Identification No.)

          140 South Village Avenue, Suite 20, Exton, Pennsylvania 19341
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (610) 903-0400

                           Copy of correspondence to:

                               Marc J. Ross, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                     Tel: (212) 930-9700 Fax: (212) 930-9725

ITEM 1.01    Entry Into a Material Definitive Agreement; and
ITEM 2.01    Completion of Acquisition or Disposition of Assets

          On November 24, 2004, WPCS International Incorporated (the "Company"), acquired Quality Communications & Alarm Company, Inc., a New Jersey corporation ("Quality"), for $6,700,000 in cash, subject to adjustment. Quality was acquired pursuant to a Stock Purchase Agreement among WPCS International Incorporated, Richard Schubiger, Matthew Haber and Brian Fortier, dated as of November 24, 2004 (the "Agreement"). In connection with the acquisition, Quality entered into employment agreements with Messrs. Schubiger, Haber and Fortier, each for a period of two years.

          Quality is a provider of wireless infrastructure services and has established a strong presence in the public safety sector and gaming industry with well-known clients such as Nextel, New Jersey Transit, Motorola, The Seminole Tribe of Florida, Mohegan Sun Casino, Bally's Park Place Hotel & Casino, Resorts International, Taj Mahal Casino and The Hard Rock Cafe.

ITEM 9.01    Financial Statements and Exhibits.

(a)      Financial statements of businesses acquired.

         To be filed by amendment.

(b)      Pro forma financial information.

         To be filed by amendment.

(c)      Exhibits.

         10.01 Stock Purchase Agreement among WPCS International Incorporated, Richard Schubiger, Matthew Haber and Brain Fortier, dated as of November 24, 2004



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                                    SIGNATURE

          Pursuant to the requirement of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                            WPCS INTERANTIONAL INCORPORATED


                                            By:/s/ ANDREW HIDALGO
                                               ------------------
                                               Andrew Hidalgo
                                               President


Dated:  November 30, 2004